                                                                    EXHIBIT 10.7

                                    FORM OF

                                INFOSPACE, INC.

                COMMON STOCK AND COMMON STOCK WARRANT PURCHASE
                                   AGREEMENT

                                  MAY 21, 1998

                               TABLE OF CONTENTS

1.   Purchase and Sale of Stock and Warrants...............................................................    1
     1.1     Authorization.................................................................................    1
     1.2     Sale and Issuance of Securities...............................................................    1
     1.3     Closing.......................................................................................    1
     1.4     Adjustments to Securities.....................................................................    2

2.   Representations and Warranties of the Company.........................................................    2
     2.1     Organization and Existence....................................................................    2
     2.2     Capitalization................................................................................    2
     2.3     Subsidiaries..................................................................................    3
     2.4     Authorization.................................................................................    3
     2.5     Valid Issuance of Common Stock................................................................    3
     2.6     Governmental Consents.........................................................................    4
     2.7     Litigation....................................................................................    4
     2.8     Employees.....................................................................................    5
     2.9     Patents and Trademarks........................................................................    5
     2.10    Compliance With Other Instruments.............................................................    5
     2.11    Permits.......................................................................................    6
     2.12    Environmental and Safety Laws.................................................................    6
     2.13    Disclosure....................................................................................    7
     2.14    Registration Rights...........................................................................    7
     2.15    Title to Property and Assets..................................................................    7
     2.16    Financial Statements..........................................................................    7
     2.17    Certain Agreements............................................................................    7
     2.18    Tax Returns and Audits........................................................................    8
     2.19    No Conflict of Interest.......................................................................    9
     2.20    Changes.......................................................................................    9
     2.21    Insurance.....................................................................................    9
     2.22    Qualified Small Business Stock................................................................   10

3.   Representations and Warranties of the Investor........................................................   10
     3.1     Experience....................................................................................   10
     3.2     Investment....................................................................................   11
     3.3     Rule 144......................................................................................   11
     3.4     No Public Market..............................................................................   11
     3.5     Access to Information.........................................................................   12
     3.6     Authorization.................................................................................   12
     3.7     Accredited Investor...........................................................................   12

4.   Conditions of Investor's Obligations at Closing.......................................................   12
     4.1     Representations and Warranties................................................................   12
     4.2     Performance...................................................................................   13
     4.3     Compliance Certificate........................................................................   13
     4.4     Investor Rights Agreement.....................................................................   13
     4.5     Co-Sale Agreement.............................................................................   13
     4.6     Proceedings and Documents.....................................................................   13
     4.7     Due Diligence Investigation...................................................................   13
     4.8     Opinion of Company Counsel....................................................................   13

5.   Conditions of the Company's Obligations at Closing....................................................   13
     5.1     Representations and Warranties................................................................   14
     5.2     Performance...................................................................................   14
     5.3     Securities Laws...............................................................................   14
     5.4     Investor Rights Agreement.....................................................................   14
     5.5     Co-Sale Agreement.............................................................................   14
     5.6     Consulting and Indemnification Agreements.....................................................   14

6.   Miscellaneous.........................................................................................   14
     6.1    Governing Law..................................................................................   14
     6.2    Survival.......................................................................................   14
     6.3    Successors and Assigns.........................................................................   15
     6.4    Entire Agreement; Amendment....................................................................   15
     6.5    Notices, Etc...................................................................................   15
     6.6    Delays or Omissions............................................................................   15
     6.7    Expenses.......................................................................................   16
     6.8    Finder's Fees..................................................................................   16
     6.9    Counterparts...................................................................................   16
     6.10   Severability...................................................................................   16

EXHIBITS

     Exhibit A-1        Form of Warrant

     Exhibit A-2        Form of Warrant

     Exhibit A-3        Form of Warrant

     Exhibit B          Schedule of Exceptions

     Exhibit C          Investor Rights Agreement

     Exhibit D          Co-Sale Agreement

     Exhibit E-1        Form of Consulting Agreement

     Exhibit E-2        Form of Indemnification Agreement

                                    FORM OF

                                INFOSPACE, INC.

            COMMON STOCK AND COMMON STOCK WARRANT PURCHASE AGREEMENT

     This Common Stock and Common Stock Warrant Purchase Agreement is entered into as of May 21, 1998, by and between InfoSpace, Inc., a Delaware corporation (the "Company"), and ______________________________ (the "Investor").

1.   PURCHASE AND SALE OF STOCK AND WARRANTS

     1.1  AUTHORIZATION

     The Company has authorized the issuance and sale pursuant to this Agreement of:

          (a) up to an aggregate of __________ shares of its Common Stock, par value $.0001 per share (the "Common Stock"); and

          (b) Common Stock Purchase Warrants to purchase up to __________ shares of Common Stock at an exercise price of $2.00 per share, __________ shares of Common Stock at an exercise price of $3.00 per share and __________ shares of Common Stock at an exercise price of $5.00 per share (the "Warrants").

     The Common Stock and the Warrants are hereinafter referred to collectively as the "Securities."

     1.2  SALE AND ISSUANCE OF SECURITIES

     Subject to the terms and conditions of this Agreement, the Investor agrees to purchase from the Company at the Closing (as defined below), and the Company agrees to sell and issue to the Investor at the Closing:

          (a) __________ shares of Common Stock for the aggregate purchase price of $__________ (the "Shares"); and

          (b) the Warrants, in substantially the forms of Exhibits A-1, A-2 and
                                                          ---------------------
A-3 hereto, for the purchase price of $.01 per share of Common Stock subject
---
thereto.

     1.3  CLOSING

     The purchase and sale of Securities pursuant to this Agreement (the "Closing") shall take place at the offices of Perkins Coie, 1201 Third Avenue, Seattle, Washington, at 10:00 a.m., on May 21, 1998, or at such other time and place as may be mutually agreed orally or in writing by the Company and the Investor (the date of the Closing being referred to herein as the "Closing Date"). At the Closing, the Company shall deliver to the Investor a certificate or certificates representing the shares of Common Stock that the Investor is purchasing against payment of the purchase price therefor by check, wire transfer, conversion or cancellation of indebtedness or any combination thereof. In addition, the Company will deliver the Warrants to the Investor against payment of the purchase price therefor by check or wire transfer.

     1.4  ADJUSTMENTS TO SECURITIES

     In the event that, as a result of issuances of shares of Common Stock to Daniel Kranzler and Mark Kaleem (the "Settlement Shares") in resolution or settlement of their respective disputes with the Company as more fully described in the Schedule of Exceptions attached hereto, the sum of (a) the number of shares of Common Stock outstanding or subject to outstanding options under the Option Plan (as defined in Section 2.2) as of the Closing Date and (b) the number of Settlement Shares (the "Adjusted Total") exceeds 30,146,510 shares (the "Assumed Total"), then the Company shall issue to the Investor an additional number of shares of Common Stock and Warrants for additional shares of Common Stock equal to the product of (x) _____% and (y) the difference between (i) the Adjusted Total and (ii) the Assumed Total (the "Adjustment Shares").

     The number of shares of Common Stock issued to the Investor under this
Section 1.4 shall be the pro rata portion of the Adjustment Shares equal to the relationship between the number of Shares and the total number of Shares and shares of Common Stock subject to the Warrants. The number of shares of Common Stock subject to each of the Warrants shall be increased by the pro rata portion of the Adjustment Shares equal to the relationship between the number of shares of Common Stock subject to each such Warrant and the total number of Shares and shares of Common Stock subject to the Warrants.

2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the Schedule of Exceptions attached hereto as Exhibit B, which exceptions also shall constitute representations and warranties
---------
under this Agreement, the Company hereby represents and warrants to the Investor as follows:

     2.1  ORGANIZATION AND EXISTENCE

     The Company is a corporation duly organized and validly existing under the laws of the state of Delaware and has all requisite corporate power and authority to carry on its business as currently conducted. The Company is duly qualified to transact business and is in good standing in the State of Washington and each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties. True and accurate copies of the Company's Certificate of Incorporation and Bylaws, each as amended and in effect at the Closing, have been delivered to the Investor.

     2.2  CAPITALIZATION

     The authorized capital stock of the Company consists of Fifteen Million (15,000,000) shares of Preferred Stock, par value $.0001 per share, of which no shares are issued and outstanding as of the Closing, and Forty Million (40,000,000) shares of Common Stock, of which 22,155,510 shares are issued and outstanding as of the Closing. All such issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. The Company has reserved Five Million (5,000,000) shares of Common Stock for issuance to officers, directors, employees, consultants, agents, advisors and independent contractors of the Company pursuant to the Company's 1996 Flexible Stock Incentive Plan (the "Option Plan"), no shares of which have been issued and are outstanding as of the Closing and 2,451,000 of which shares are subject to issuance upon exercise of options that have been granted and are outstanding as of the Closing. The Company has reserved __________ shares of Common Stock for issuance upon exercise of the Warrants to be issued and sold pursuant to this Agreement. Other than the shares reserved for issuance described in this paragraph and the rights of the Investor set forth in the Investor Rights Agreement to be entered into as of the Closing between the Company and the Investor, there are no outstanding rights, options, warrants, preemptive rights, rights of first refusal or similar rights for the purchase or acquisition from the Company of any securities of the Company.

     2.3  SUBSIDIARIES

     The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement other than those joint ventures, partnerships and arrangements in which the Company participates in the ordinary course of business.

     2.4  AUTHORIZATION

     All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Investor Rights Agreement between the Company and the Investor in the form attached hereto as Exhibit C (the "Investor Rights Agreement"), the Co-
                            ---------
Sale Agreement between the Company, the Investor and Naveen Jain in the form attached hereto as Exhibit D (the "Co-Sale Agreement"), the Warrants, each of
                   ---------
the Consulting Agreement (the "Consulting Agreement") and the Indemnification Agreement (the "Indemnification Agreement") between the Company and the Investor in the forms attached hereto as Exhibits E-1 and E-2, respectively, the
                                --------------------
performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Securities being sold hereunder and the Common Stock issuable upon exercise of the Warrants has been taken or will be taken prior to the Closing, and this Agreement constitutes, and upon execution and delivery thereof by the Company and the other parties thereto the Investor Rights Agreement, the Co-Sale Agreement, the Warrants, the Consulting Agreement and the Indemnification Agreement (collectively, the "Agreements") will constitute, valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies; (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights; and (iii) limitations on the enforceability of the indemnification provisions of the Investor Rights Agreement.

     2.5  VALID ISSUANCE OF COMMON STOCK

     The shares of Common Stock that are being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer directly or indirectly created by the Company, other than restrictions on transfer contained in the Agreements and under applicable state and federal securities laws. The Common Stock issuable upon exercise of the Warrants has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Warrants, will be validly issued, fully paid, and nonassessable and will be free of restrictions on transfer directly or indirectly created by the Company, other than restrictions on transfer contained in the Agreements and under applicable state and federal securities laws.

     2.6  GOVERNMENTAL CONSENTS

     No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the offer, sale or issuance of the Securities (and the Common Stock issuable upon exercise of the Warrants) or the consummation of any other transaction contemplated hereby, except for the following: (i) the filing of such notices as may be required under the Securities Act of 1933, as amended (the "Securities Act"), and (ii) the filing of appropriate notices or other documents as may be required under state securities laws. Based in part on the representations of the Investor set forth in Section 3 below, the offer, sale and issuance of the Securities in conformity with the terms of this Agreement are exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

     2.7  LITIGATION

     There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened before any court, administrative agency or other governmental body against the Company which questions the validity of the Agreements or the right of the Company to enter into any of them, or to consummate the transactions contemplated thereby, or which could reasonably result, either individually or in the aggregate, in any material adverse change in the condition (financial or otherwise), business, property, assets or liabilities of the Company, or any change in the current equity ownership of the Company, nor is the Company aware of any basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or, to the Company's knowledge, currently threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to, and none of its assets is bound by, the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could reasonably have a material adverse effect on the Company. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company currently intends to initiate.

     2.8  EMPLOYEES

     Each employee of the Company has executed a proprietary information agreement, in substantially the form delivered to the Investor. To the knowledge of the Company, no officer or employee is in violation of any prior or current employee contract or proprietary information agreement. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, qualified or unqualified employee benefit plan or other employee compensation agreement or arrangement (other than the Option Plan). No employees of the Company are represented by any labor union or covered by any collective bargaining agreement. There is no pending or, to the Company's knowledge, currently threatened labor dispute involving the Company and any group of its employees. The employment of each officer and employee of the Company is terminable at the will of the Company.

     2.9  PATENTS AND TRADEMARKS

     The Company has sufficient title to and ownership of all trade secrets, and, to its knowledge, copyrights, information, proprietary rights and processes, patents, trademarks, service marks and trade names necessary for its business as now conducted and as proposed to be conducted, without any material conflict with or infringement of the rights of others. There are no material outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any material options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any written communications alleging that the Company has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. To the Company's knowledge, none of the Company's employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as conducted and as proposed to be conducted. To the Company's knowledge, neither the execution and delivery of the Agreements nor the current or proposed conduct of the Company's business will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of the Company's employees is now obligated. The Company does not believe it will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company, other than inventions that have been validly assigned or contributed to the Company.

     2.10  COMPLIANCE WITH OTHER INSTRUMENTS

     The Company is not in violation or default of any provision of its Certificate of Incorporation or Bylaws, each as amended and in effect on and as of the Closing. The Company is not in violation or default in any material respect of any instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation to which it is a party or by which it or any of its properties or assets are bound or, to its knowledge, of any provision of any federal, state or local statute, rule or governmental regulation. The execution, delivery and performance of and compliance with the Agreements and the issuance and sale of the Securities will not result in any such violation, be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, require any consent or waiver under any such provision (other than any consents or waivers that have been obtained), or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such provision.

     2.11  PERMITS

     The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could reasonably be expected to materially and adversely affect the business, properties or financial condition of the Company. The Company is not in default under any of such franchises, permits, licenses or other similar authority.

     2.12  ENVIRONMENTAL AND SAFETY LAWS

     The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

     2.13  DISCLOSURE

     The Company has fully provided the Investor with all the information which the Investor has requested in writing for deciding whether to purchase the Securities and all information which the Company believes is necessary to enable the Investor to make such a decision. No representation, warranty or statement by the Company in this Agreement, or in any written statement or certificate furnished to the Investor pursuant to this Agreement, contains any untrue statement of a material fact or, omits to state a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. However, as to any projections furnished to the Investor, such projections were prepared in good faith by the Company, but the Company makes no representation or warranty that it will be able to achieve such projections.

     2.14  REGISTRATION RIGHTS

     Except as provided in the Investor Rights Agreements, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

     2.15  TITLE TO PROPERTY AND ASSETS

     The Company has good and marketable title to all of its properties and assets free and clear of all mortgages, liens and encumbrances, except liens for current taxes and assessments not yet due and except such liens and encumbrances which arise in the ordinary course of business and do not materially detract from the value of the property subject thereto or materially impair the operations of the Company. With respect to the properties and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of all liens, claims or encumbrances. The Company's properties and assets are in good condition and repair in all material respects.

     2.16  FINANCIAL STATEMENTS

     The Company has delivered to the Investor its audited balance sheet, and its audited statements of income, cash flows and stockholders' equity as of and for the fiscal year ended December 31, 1997. The foregoing financial statements (the "Financial Statements") fairly present, in all material respects, the financial position and results of operations of the Company as of the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"). Except as and to the extent reflected or reserved against in the December 31, 1997 balance sheet, the Company has no material liabilities or obligations, contingent or otherwise, other than (a) liabilities or obligations incurred in the ordinary course of business subsequent to the cut-off date for the preparation of the December 31, 1997 balance sheet and (b) liabilities or obligations, including liabilities or obligations under contracts and similar commitments, that are not required by GAAP to be reflected in a balance sheet that is prepared in accordance with GAAP. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or organization. The Company maintains and will continue to maintain a standard system of accounting administered in accordance with GAAP.

     2.17  CERTAIN AGREEMENTS

     (a) Except for agreements described herein and in the Investor Rights Agreement, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors or affiliates.

     (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of or payments by the Company in excess of, $100,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company, or (iii) provisions restricting or adversely affecting the development, manufacture or distribution of the Company's products or services or (iv) indemnification by the Company with respect to infringements of proprietary rights.

     (c) The Company has not (i) declared or paid any dividends or authorized or made any distribution (other than distributions of capital stock of the Company) upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $100,000 or in excess of $250,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

     (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

     (e) The Company is not party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Articles or Bylaws, that adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

     2.18  TAX RETURNS AND AUDITS

     The Company has accurately prepared all United States income tax returns and all state and municipal tax returns required to be filed by it, if any, has paid all taxes, assessments, fees and charges when and as due under such returns and has made adequate provision for the payment of all other taxes, assessments, fees and charges shown on such returns or on assessments received by the Company, where, if not paid or filed or prepared correctly, would not have a material adverse effect on the Company. To the Company's knowledge, no deficiency assessment or proposed adjustment of the Company's United States income tax or state or municipal taxes is pending.

     2.19  NO CONFLICT OF INTEREST

     The Company is not indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. To the Company's knowledge, none of the Company's officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company. To the best of the Company's knowledge, none of the Company's officers or directors or any members of their immediate families, are, directly or indirectly, interested in any material contract with the Company.

     2.20  CHANGES

     Since December 31, 1997 , there has not been:

          (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

          (b) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

          (c) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

          (d) any resignation or termination of employment of any officer or key employee of the Company or material change in compensation payable or benefits accruable to any officer or key employee; and the Company has no knowledge of any impending resignation or termination of employment of any such officer or key employee;

          (e) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of business;

          (f) to the Company's knowledge, any other event or condition of any character that could reasonably materially and adversely affect the business, properties, prospects or financial condition of the Company (as such business is currently conducted and as it is proposed to be conducted); or

          (g) any arrangement or commitment by the Company to do any of the things described in this Section 2.20.

     2.21  INSURANCE

     The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

     2.22  QUALIFIED SMALL BUSINESS STOCK

     As of and immediately following the Closing, the shares of Common Stock to be issued will meet each of the following requirements for qualification as "qualified small business stock" as set forth in Section 1202(c) of the Internal Revenue Code of 1986, as amended (the "Code"): (i) the Company is a domestic C corporation; (ii) the Company has not made any purchases of its own stock described in Code Section 1202(c)(3)(B) during the one year period preceding the Closing; and (iii) the Company's and any predecessor's aggregate gross assets, as defined by Code Section 1202(d)(2), at no time from the date of incorporation of the Company through and including the Closing have exceeded $50,000,000, taking into account the assets of any corporation required to be aggregated with the Company in accordance with Code Section 1202(d)(3).

3.   REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

     The Investor hereby represents and warrants to the Company that:

     3.1  EXPERIENCE

     The Investor is experienced in evaluating start-up companies such as the Company, is able to fend for itself in transactions such as the one contemplated by this

Agreement, has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the Investor's prospective investment in the Company, and has the ability to bear the economic risks of the investment.

     3.2  INVESTMENT

     The Investor is acquiring the Securities (and the Common Stock issuable upon exercise of the Warrants) for investment for the Investor's own account and not with the view to, or for resale in connection with, any distribution thereof. The Investor understands that the Securities (and the Common Stock issuable upon exercise of the Warrants) have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Securities (or any Common Stock acquired upon exercise of the Warrants). The Investor understands and acknowledges that the offering of the Securities pursuant to this Agreement will not, and any issuance of Common Stock upon exercise of the Warrants may not, be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act.

     3.3  RULE 144

     The Investor acknowledges that the Securities (and the Common Stock issuable upon exercise of the Warrants) must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Investor is aware of Rule 144 promulgated under the Securities Act which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions. In the absence of an effective registration statement covering the securities in question, the Investor will sell, transfer, or otherwise dispose of the Securities (and any Common Stock issued on exercise of the Warrants) only in a manner consistent with the Investor's representations and covenants set forth in this Section 3. In connection therewith, the Investor acknowledges that the Company will make a notation on its stock books regarding the restrictions on transfer set forth in this Section 3 and will transfer securities on the books of the Company only to the extent not inconsistent therewith.

     3.4  NO PUBLIC MARKET

     The Investor understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Securities.

     3.5  ACCESS TO INFORMATION

     The Investor has received and reviewed information about the Company and has had an opportunity to discuss the Company's business, management and financial affairs with its management and to review the Company's facilities. The Investor understands that such discussions, as well as any written information issued by the Company, were intended to describe the aspects of the Company's business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

     3.6  AUTHORIZATION

     This Agreement, when executed and delivered by the Investor, will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, subject to: (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief, and other equitable remedies; (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights; and (iii) limitations on the enforceability of the indemnification provisions of the Investor Rights Agreement.

     3.7  ACCREDITED INVESTOR

     The Investor acknowledges that it is an "accredited investor" as defined in Rule 501 of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. For state securities law purposes, the state of residence of the Investor is that set forth on the signature page hereof.

4.   CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING

     The obligations of the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

     4.1  REPRESENTATIONS AND WARRANTIES

     The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

     4.2  PERFORMANCE

     The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

     4.3  COMPLIANCE CERTIFICATE

     The President of the Company shall deliver to the Investor at the Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 above have been fulfilled and that there has been no material adverse change in the business, affairs, operations, properties, assets or condition of the Company since the date of this Agreement.

     4.4  INVESTOR RIGHTS AGREEMENT

     Each party thereto shall have executed and delivered the Investor Rights Agreement.

     4.5  CO-SALE AGREEMENT

     Each party thereto shall have executed and delivered the Co-Sale Agreement.

     4.6  PROCEEDINGS AND DOCUMENTS

     All corporate and other proceedings in connection with the transactions contemplated hereby, and all documents and instruments incident to these transactions, shall be reasonably satisfactory in substance to the Investor.

     4.7  DUE DILIGENCE INVESTIGATION

     The Investor shall have completed its due diligence investigation of the Company to its satisfaction.

     4.8  OPINION OF COMPANY COUNSEL

     The Investor shall have received from Perkins Coie LLP, counsel to the Company, an opinion, dated as of the Closing Date, in substance and form reasonably satisfactory to the Investor's counsel.

5.   CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING

     The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Investor:

     5.1  REPRESENTATIONS AND WARRANTIES

     The representations and warranties of the Investor contained in Section 3 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

     5.2  PERFORMANCE

     The Investor shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

     5.3  SECURITIES LAWS

     The Company shall be reasonably satisfied that the offer and sale of the Securities hereunder is exempt from the registration and qualification requirements of federal and applicable state securities laws.

     5.4  INVESTOR RIGHTS AGREEMENT

     Each party thereto shall have executed and delivered the Investor Rights Agreement.

     5.5  CO-SALE AGREEMENT

     Each party thereto shall have executed and delivered the Co-Sale Agreement.

     5.6  CONSULTING AND INDEMNIFICATION AGREEMENTS

     Each party to the Consulting Agreement and the Indemnification Agreement shall have executed and delivered such agreements.

6.   Miscellaneous

     6.1  GOVERNING LAW

     This Agreement shall be governed in all respects by the internal laws of the state of Washington, without regard to any provisions thereof relating to conflicts of laws among different jurisdictions.

     6.2  SURVIVAL

     The representations, warranties, covenants and agreements made herein shall survive the Closing until the later of (a) two (2) years after the Closing or
(b) the closing of an initial underwritten public offering of the Company's Common Stock, whereupon such representations, warranties, covenants and agreements shall cease and be of no further force and effect. All statements as to factual matters contained in any certificate or exhibit delivered by or on behalf of the Company pursuant hereto shall be deemed to be the representations and warranties of the Company hereunder as of the Closing Date.

     6.3  SUCCESSORS AND ASSIGNS

     Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that the rights of the Investor to purchase Securities shall not be assignable without the consent of the Company.

     6.4  ENTIRE AGREEMENT; AMENDMENT

     This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and supersede all prior or contemporaneous oral or written understandings or agreements relating to such subjects. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     6.5  NOTICES, ETC.

     All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, or otherwise delivered by hand or by messenger, facsimile or courier, addressed (a) if to the Investor, at the Investor's address set forth on the signature page hereof, or at such other address as the Investor shall have furnished to the Company in writing, with a copy to Greg F. Adams, Davis Wright Tremaine, 2600 Century Square, 1501 Fourth Avenue, Seattle, WA 98101 or (b) if to any other holder of any Securities, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Securities who has so furnished an address to the Company, or (c) if to the Company, at its principal executive office, attention President, or at such other address as the Company shall have furnished to the Investor, with a copy to Charles J. Katz, Jr., Perkins Coie, 1201 Third Avenue, 40th Floor, Seattle, WA 98101. If notice is provided by mail, it shall be deemed to be given three (3) business days after proper deposit in the U.S. Mail, and if notice is given by hand or by messenger, facsimile or courier, it shall be deemed to be given upon receipt.

     6.6  DELAYS OR OMISSIONS

     No delay or omission to exercise any right, power or remedy accruing to any holder of any Securities upon any breach or default of the Company under this

Agreement shall impair any such right, power or remedy of such holder, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     6.7  EXPENSES

     The Company and the Investor shall bear their own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

     6.8  FINDER'S FEES

     The Company and the Investor shall each indemnify and hold the other harmless from any liability for any commission or compensation in the nature of a finder's fee (including the costs, expenses and legal fees of defending against such liability) for which the Company or the Investor, or any of their respective partners, employees, or representatives, as the case may be, is responsible.

     6.9  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

     6.10  SEVERABILITY

    In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, however, that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

                                 INVESTOR LIST


Acorn Ventures-IS, LLC              1,875,000 shares of Common Stock

                                    Common Stock Purchase Warrants
                                    1,801,310 shares at $2.00 per share,
                                    788,073 shares at $3.00 per share and
                                    788,073 shares at $5.00 per share

Kellett Partners LLP                312,500 shares of Common Stock

                                    Common Stock Purchase Warrants 245,633
                                    shares at $2.00 per share, 107,464 shares at $3.00 and 107,464 shares at $5.00 per share

John and Carolyn Cunningham         62,500 shares of Common Stock

                                    Common Stock Purchase Warrants 81,879
                                    shares at $2.00 per share, 35,821 shares at $3.00 and 35,821 shares at $5.00 per share